Exhibit 10.2

                           CONSOLIDATED AGREEMENT


         This Consolidated Agreement (Agreement) is being entered by and between The Nasdaq Stock Market, Inc. (Nasdaq or Customer), a Delaware Corporation that is a subsidiary of the National Association of Securities Dealers, Inc. (a Securities Self-Regulatory Organization, registered with the United States Securities and Exchange Commission and subject to the Securities Exchange Act of 1934) (NASD) (NASD and its affiliates are collectively referred to as the Corporations), whose principal place of business is located at 1735 K Street, N.W., Washington, D.C. 20006.

         Unisys Corporation ("Unisys") will sell and license Products and services and Customer agrees to purchase and license those Products and services under the following terms and conditions:


1.   Definitions

1.1. Software means the object code or microcode versions of computer programs and any related documentation, excluding maintenance diagnostics. Software also means the source code version where provided by Unisys.

1.2. Products means equipment, Software, documentation (including manuals and education materials) and Software maintenance releases and updates.

1.3. Software Processing Unit ("SPU") means equipment which controls and executes Software.

1.4. SURETY Support Services means various forms of installation and support for the Products.

1.5. Proprietary Information means Software, diagnostics, including manuals and any other information conspicuously marked and subject to confidential treatment hereunder of Unisys or its licensors.

1.6. Professional Services means all technical and consultative services other than SURETY Support Services.

1.7. Installation Date means the date Unisys Customer executes a Notice of Acceptance following installation and successful testing at Customer's site subject to the acceptance criteria in Attachment 1 hereto, or, if equipment or Software is to be installed by Customer, the tenth day following shipment.

2.   Effective Date

This Agreement will become effective when signed by a duly authorized representative of Unisys and a duly authorized officer of Nasdaq and will continue in effect until terminated according to its terms. The Initial Term of this Agreement is for the period from the Effective Date until December 31, 1998. Unless Unisys gives 180 days Notice of voluntary termination to Customer prior to the end of the current term, this Agreement shall renew until December 31 of the next year. Unless Customer gives 60 days Notice of voluntary termination to Unisys prior to the end of the current term, this Agreement shall renew until December 31 of the next year. The terms of this Agreement apply to software licenses until they expire by their own terms.

3.   Schedules - Ordering Procedure

3.1. Unisys will furnish to Customer and Customer will accept and pay for the Products and services itemized on the following schedules which, together with the terms on the Schedules, are an integral part of this Agreement.

         Schedule                   Name
            A                       Equipment Sale
            B                       SURETY Support Services
            C                       Software Licenses
            D                       Professional Services
         Attachment 1      Acceptance Criteria
         Attachment 2      Expansion Equipment
         Attachment 3      Additional Terms


All references to Products and services in this Agreement are to the Products and services listed on the Schedules and on any Schedules submitted to and accepted by Unisys pursuant to Section 0 and to any Products and services supplied by Unisys with such listed Products and services.

3.2. Customer may order additional Products and services under this Agreement by submitting properly completed Unisys Supplemental Schedule Orders referencing this Agreement. All orders will refer to this Agreement by number and will be signed by Customer. All education lecture courses must be ordered on a Customer Education Enrollment Application. No preprinted term on any Schedule Order or on any purchase order form shall be binding on the parties.

3.3. All orders are subject to acceptance by Unisys. Acceptance by Unisys will be effective when communicated in writing to Customer. The receipt or deposit by Unisys of a Customer down payment will not constitute acceptance of an order. Any down payment received from Customer will be returned if the order is not accepted by Unisys.

3.4. If Unisys fails to deliver any order within ten (10) days of the date and time reasonably requested in the order, Nasdaq, without waiving any other remedy available to it under law or this Agreement, may cancel the order upon 10 days notice with an opportunity to cure within the 10 days, or if the failure to deliver substantially impairs the value of the entire Agreement, terminate this Agreement.

3.5. Unisys may substitute Unisys Products of equivalent or superior functionality and performance in the event that any of the Products ordered are not available at the time of shipment. Unisys shall give Notice to Customer prior to such substitution and unless Unisys has obtained Customers consent to the substitution, Customer shall have fifteen (15) days after notification to cancel the order. Customer may make changes or request substitutions subject to Unisys consent, not unreasonably withheld, provided, that Nasdaq shall reimburse Unisys for out-of-pocket expenses directly resulting from the Customer requested change or substitution.

4.   Delivery, Installation, and Acceptance

4.1. Unisys will arrange for delivery of Products and Customer will pay Unisys for transportation charges stated in the order letter. Customer will also pay for all non-standard cables and other site-specific installation materials required to install the equipment at Customer's site, provided, the Charges for Additional Work Section is complied with.

4.2. Unisys will provide Customer with one copy of the then-current user documentation, in paper or electronic form, for use with the Products ordered and Unisys will provide environmental specifications for equipment, where applicable. Prior to delivery of equipment, Customer will prepare the installation site in accordance with such specifications and will continue to maintain the installation site in accordance with such specifications.

4.3. Customer will install all items of equipment with the designation "Y" in the "Customer installable" column when there is no installation charge listed on Schedule A. Unisys will install all other items of equipment. Customer will install all items of Software other than those for which a fixed installation charge is indicated on Schedule C. All Products to be installed by Unisys will be installed during Unisys normal working hours, unless otherwise provided in this Agreement, or unless instructed by Customer. Any installation services provided outside of PPM shall be as stated in the applicable order letter.

4.4. Customer may arrange for installation by Unisys of Customer installable Products, subject to the Unisys charges and conditions applicable to Nasdaq under Schedule D. However, during Customer's PPM, the Unisys on-site maintenance engineer may provide above service without additional charge to Nasdaq in the event that all of the on-site engineer's primary responsibilities have been completed.

4.5. If additional labor and rigging is required for installation due to Customer's special site requirements, Customer will pay those costs including costs to meet union or local law requirements.

5.   Payment

5.1. Invoices for Products will be sent upon shipment. Notwithstanding any statement in the invoice, payment of such invoices shall be due and owing to Unisys within 30 days after Acceptance, as defined in this Agreement. Unisys shall instruct its billing and collection and other personnel about the operative terms of this Agreement.

5.2. Charges for SURETY Support Services will be invoiced in advance, monthly, annually, or at other periodic intervals; otherwise, charges will be invoiced after the services are performed. Hourly use, page and remote service charges will be invoiced monthly unless otherwise indicated.

5.3. Charges for Professional Services will be invoiced monthly as the services are performed, or as otherwise provided in writing between the parties.

5.4. Except as provided in this Agreement, all charges must be paid no later than 30 days from the date of receipt of the invoice.

5.5. If Nasdaq has a bona fide dispute about any item or amount, Nasdaq shall pay all amounts not in dispute; all disputed amounts are not due until the dispute is resolved. Unisys may impose a late payment charge equal to the lesser of (a) 1-1/2% per month or (b) the maximum rate allowed by law.

5.6. Additional charges may apply to services rendered outside contracted hours or beyond normal coverage at Customer's request, e.g. premium and minimum charges, provided, the Charges for Additional Work Section is complied with. All travel and related expenses require Customer's prior written consent.

6.   Taxes

6.1. Except as hereinafter stated, Customer will pay any tax that Unisys becomes obligated to pay after Customer's Installation Date by virtue of this Agreement, exclusive of taxes based on the net income or personal property of Unisys.

6.2. All personal property and similar taxes assessed after title has passed to Customer hereunder, will be paid by Customer.

7.   Price Protection

7.1. The charges for Products in any accepted order will remain firm through the Installation Date, unless through no fault of Unisys shipment takes place more than one year after the date of the order. If Unisys notifies Customer that an increase in charges will apply to its order, Customer may terminate the affected part of its order by giving written notice to Unisys within 15 days of the date of notification of the increase.

7.2. ***** *

7.3. *****

7.4. During the Initial Term of this Agreement, Unisys will extend to Nasdaq the right to buy additional quantities of Unisys Hardware styles initially ordered under this Agreement at the net price offered herein. Customer shall also be entitled to a quoted net price on purchases of certain Hardware not initially ordered hereunder but listed in Attachment 2 to this Agreement, entitled "Expansion Equipment".

7.5  *****

7.6. *****

8.  Customer's Operational Responsibilities


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


8.1. Customer acknowledges it has independently determined that the Products and services ordered under this Agreement meet its requirements.

8.2. Customer has sole responsibility for use of the Products, including operating procedures, audit controls, accuracy and security of input and output data, restart and recovery routines, and other procedures necessary for Customer's intended use of the Products.

8.3. Unless otherwise agreed upon in writing by the parties, Nasdaq is responsible for data back-up relating to the system which is the subject of this Agreement.

8.4. If Unisys is providing SURETY Support Services, Customer will (a) maintain the operating environment in accordance with Unisys specifications that have been supplied to Customer by Unisys, (b) provide working and adequate storage space for use by Unisys personnel near the equipment, (c) provide Unisys full access to the equipment and sufficient computer time, subject only to Customer's security rules and the needs of the Nasdaq Stock Market" during operational hours, (d) follow Unisys procedures for determining if remedial service is required, (e) follow Unisys instructions for operator maintenance and obtaining services, (f) attempt to provide a memory dump and additional data in machine readable form as Confidential Information, if requested, (g) attempt to reproduce suspected errors or malfunctions in Software in Nasdaq's development environment outside hours that the markets are operated by Nasdaq or as considered appropriate by Customer, and (h) install all error corrections and maintenance releases supplied by Unisys that do not affect Customer's application programs, and after sufficient testing by Nasdaq.

8.5. Professional Services supplied by Unisys under this Agreement are provided to assist Customer. Customer, not Unisys, will be responsible for determining objectives.

9.  Protection of Proprietary Information

9.1. Protection of the Corporation's proprietary information is subject to a separate agreement. Customer will keep in confidence and protect Proprietary Information from disclosure to third parties (except the Corporations and each of their employees, officers, directors, and other agents) to the same degree the Corporations do so with respect to their own similar proprietary information and restrict its use to implementation of the Corporation's systems. The Corporations acknowledge that unauthorized disclosure of Proprietary Information may cause substantial economic loss to Unisys or its licensors. All materials containing Proprietary Information will be marked with "Proprietary", "Confidential", or when noted as such to Customer prior to its disclosure. Proprietary information will not be copied, in whole or in part, except for the use of persons authorized under this Paragraph for the uses stated herein for Customer's authorized use. Each copy, including its storage media, will be marked by Customer with all notices which appear on the copied portion of the original. Any of the Corporations may disclose information to the extent demanded by a court, revealed to a government agency with regulatory jurisdiction over one or more of the Corporations, or in its regulatory responsibilities over its members and associated persons under the Exchange Act of 1934. The obligation of non-disclosure shall not extend to: (1) information that is already in the possession of the other party (including the Corporations) and not under a duty of non-disclosure; (2) information that is generally known or revealed to the public; (3) information that is revealed to either party (including the Corporations) by a third party--unless the receiving party knows that the third party is under a duty of non-disclosure; or (4) information that a party (including the Corporations) develops independently of the disclosure. The obligation of non-disclosure shall survive for a period of three years from the date of disclosure to a party (including the Corporations).

9.2. Upon termination or cancellation of any license granted under this Agreement, Customer will destroy (and, upon Notice by Unisys, in writing, certify destruction) or return to Unisys all copies of the Software the license for which has been so terminated or canceled (except archival copies reasonably made for backup/historical, security, or regulatory purposes that are a general back-up of the SPU, which shall be treated as Proprietary Information and will not be used to operate the Nasdaq market system).

9.3. Any ideas, concepts, know-how, data-processing techniques, Software, documentation, diagrams, schematics, blueprints, or any other deliverable developed by Unisys personnel (alone or jointly with Customer) in connection with Professional Services provided to Customer will be treated in accordance with the following principals:

         9.3.1.   ***** *
         9.3.2.   *****
         9.3.3.   *****
         9.3.4.   *****
         9.3.5.   *****
         9.3.6.   *****

9.4. Customer acknowledges that all other Unisys-provided support materials, including without limitation, diagnostic software, are the property of and may include Proprietary Information of Unisys. Such materials will be used only by appropriate Unisys personnel and that Unisys has the right to remove such materials from Customer's facility at any time. This provision applies even though such materials may be listed in the Unisys price lists, catalogs, invoices or contracts.

9.5. Customer will inform and instruct its employees of their obligations under this Section.

9.6. The obligations of this Section survive any rescission, termination, or cancellation of this Agreement.

10.  License


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* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


10.1. Unisys grants to Customer a non-exclusive and nontransferable (except to one or more of the Corporations) license to use Software (including related documentation) on the Unisys SPU for which it was originally licensed, according to the terms and conditions of this Agreement, in conjunction with the business of the Corporations which includes but is not limited to, the input from, processing at the request of, and dissemination to, third parties of data related to entities, issuers, issues, markets, financial instruments, qualification and other testing, insurance, and news referring or related to the above, including that from markets operated and entities regulated by the Corporations. Full use and access to the Software and documentation can be granted to employees, independent contractors, and other agents of the Corporations in conjunction with the above business of the Corporations, provided, that Customer shall defend, indemnify and hold Unisys harmless against any breaches of this Agreement by the Corporations, their directors, independent contractors and other agents.

10.2. Customer agrees that Unisys may from time-to-time, at mutually agreed upon times, upon reasonable advanced Notice, not during hours that the Corporation's market systems are operational, and in such a manner so as not to disrupt the business of the Corporations, inspect the computer site in order to audit the Unisys software installed at Customer's site.

10.3. Customer may develop application programs, may modify any Unisys Software, and may combine such with other programs or materials to form an updated work, provided that upon discontinuance or termination of the license, the Unisys application Software will be removed from the updated work and returned to Unisys. Unisys must be notified of any alteration of the operating system software. Unisys makes no representation regarding compatibility of future software releases, nor assumes any corrective obligation, with respect to Customer's alteration of the operating system software.

10.4. Except to the extent permitted by law, Customer will not decompile or disassemble any Software provided under this Agreement or modify Software which bears a copyright notice of any third party. Customer may make and maintain archival copies (reasonably made for backup/historical, security, or regulatory purposes) of each item of Software, and each copy will contain all legends and notices and will be subject to the same conditions and restrictions as the original.

10.5. If the SPU on which any item of Software is licensed becomes temporarily unavailable, use of such Software may be temporarily transferred to an alternative SPU.

10.6. Except for the purposes stated in this agreement, no license is granted to Customer to use any Unisys proprietary operating system Software to (a) assess, test or develop any hardware products either for others or where they are to be marketed by Customer for compensation, or (b) develop any software program other than an application program. This license restriction does not apply to MS/DOS, UNIX, and CTOS/BTOS operating systems. Application programs mean programs for performing specific automatic data processing tasks such as payroll, inventory control, information retrieval or repetitive arithmetic operations, but excludes programs such as environmental programs, handlers, operating systems, and data base management programs, unless such programs are used for interface and interoperability purposes between Unisys and other systems.

10.7. If Customer desires to use Software in a service bureau mode except as described in this Agreement, at a location other than Customer's computer centers, or as described in Section 0, Customer shall request prior permission in writing from Unisys. Unisys will then advise Customer whether, and under what terms and conditions, Unisys will license the Software as requested. All restrictions applicable to Customer will also apply to any permitted service bureau users. Unisys agrees that the Corporations' present uses are permitted under this Agreement.

10.8. This Agreement does not transfer to Customer title to any intellectual property contained in any Software, documentation or Proprietary Information.

10.9 ***** *

11.  Warranties and Disclaimers

11.1. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO
WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. UNISYS DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO BOTH UNISYS AND NON-UNISYS PRODUCTS AND SERVICES. UNISYS WARRANTIES EXTEND SOLELY TO THE CORPORATIONS.

12.  Equipment:

12.1.***** *

12.2. Because equipment requires on-going maintenance, the preceding warranty is not a substitute for SURETY Support Services, which are available to Customer for a charge.

13.  Software:

13.1.*****

14.  SURETY Support Services:

14.1. Unisys warrants that equipment and Software will be supported in accordance with the specific SURETY Service Plan selected. Except as stated in this Agreement, Unisys sole and exclusive obligations under this warranty will be to conform to the Service Descriptions. Equipment parts which are removed for replacement by Unisys become the property of Unisys. Unisys warrants and represents that it will have good and clear title, free of any liens or encumbrances to replacement hardware parts; replacement conveys such title to Nasdaq. Any replacement item shall perform to at least the manufacturers' specifications of the replaced item when new.


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


14.2. To determine eligibility and prerequisites for SURETY Support Services, Unisys may require inspection, at Customer expense, of equipment which (a) has not been maintained continuously by Unisys from the date of purchase by Customer or (b) has been relocated.

14.3. All equipment, interconnected by signal and power cables, and non-application Software, located at the same site and which are subject to SURETY Support Services are required to be supported at the same Service Level as the SPU. Local area networks, workstations and remote data communication Products are not required to be at the same Service Level as the SPU.

14.4. SURETY Support Services do not cover the parts and service required to repair damage attributable to (i) unapproved attachments or alterations, out-of-specification supplies, or defects in design, material or workmanship of non-Unisys-provided products and services, (ii) accidents, misuse, negligence or failure of Customer to follow previously provided instructions for proper use, care and cleaning of equipment, (iii) external factors (e.g., failure or fluctuation of electrical power or air conditioning, fire, flood); or (iv) failure by Customer to comply with Unisys previously provided environmental specifications.

14.5.   ***** *

14.6. Unisys agrees to provide preventive maintenance service to the mainframe at the Customer's back-up computer center between the hours of 12 a.m. and 4 a.m. (EST/EDT) each Saturday and to the mainframe at Customer's primary computer center between the hours of 6 p.m. and 12 p.m. (EST/EDT) each Sunday. The frequency and duration of preventive maintenance shall be in accordance with Unisys technical publications and mutually agreed to between the Unisys local customer service manager (CSM) and Customer's operations representative. If Monday is a Holiday, then if requested by Nasdaq on 2 weeks notice (oral or written to the local Unisys field service manager), Unisys shall perform the preventive maintenance services on Monday, without additional charge.

14.7. With respect to Customer's primary and back-up computer centers, Unisys agrees to make commercially reasonable efforts during hours outside the PPM to cause a CSE to respond to Customer's call for Remedial
Maintenance within three hours, such efforts subject to availability of field personnel and timeliness of Customer's authorization process.

15.  Professional Services:



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


15.1. Unisys will provide the Professional Services noted on Schedule D (or other task order) in the time frame noted therein. Such services shall be of the highest quality provided by Unisys and in no event less than generally accepted standards within the industry. Such services shall include comprehensive documentation, fixing of bugs or other defects, and transitional training as would generally be expected within the industry.

15.2. Unisys may assign, reassign, and substitute personnel at any time and may provide the same or similar services and materials to other customers, as long as such activity does not interfere with Unisys ability to fully comply, in a timely manner, with the provisions of this Agreement.

15.3. Unisys will maintain accurate and complete records as to time spent in its performance of the Services and will allow Nasdaq or its designated agents to examine such records from time to time upon written request in order that Nasdaq may ascertain the correctness of invoices submitted to Nasdaq by Unisys.

15.4. Unisys will make all reasonable efforts to make available the same consultant for modification or correction of work prepared under a previous work order, if reasonably requested by Nasdaq.

16.  Unisys Obligations for Services.

16.1. Unisys shall provide all insurance coverage required by applicable laws, regulations, or employment agreements, including, without limitation, medical and workman's compensation.

16.2. Unisys shall be responsible for payment of all unemployment, social security and other payroll taxes of all individuals on whom Unisys is legally obligated to pay such taxes, who are engaged in the performance of the Services. If, at any time, any liability is asserted against the Corporations for unemployment, social security or any other payroll tax related to Unisys or any individuals or subcontractors employed by or associated with Unisys, then Unisys shall be liable to, indemnify and hold harmless the Corporations from any such liability, including, without limitation, any such taxes, any interest or penalties related thereto, and reasonable attorney's fees and costs.

16.3. Unisys shall be responsible to Nasdaq for the quality of work and performance of any Unisys subcontractor to the same extent as if such were performed by Unisys itself.

16.4. Except for on-site Unisys Customer Service Engineers (CSE), Nasdaq reserves the right to interview and approve or reasonably disapprove all Unisys-provided personnel prior to start of work.


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


16.5.   ***** *

16.6. Nasdaq may terminate any Task Order for any reason by giving written Notice to Unisys that the subject Task Order will terminate not less than ten (10) days from receipt of the Notice. Nasdaq will pay Unisys the amount due for authorized work and expenses incurred in completion of such authorized work as of the effective date of termination.

17.  Alterations and Attachments

17.1. If Unisys is providing SURETY Support Services, Customer will give Unisys prior written notice of any proposed unapproved alterations or attachments to equipment. Unisys has no obligation to provide SURETY Support Services for unapproved attachments and alterations. Should Unisys agree to maintain, support or correct unapproved alterations or attachments, Unisys may impose additional charges, or require that Nasdaq return the Products to their condition absent the unapproved alterations and attachments before performing the requested SURETY services. Unisys obligation to provide SURETY Software support services extends to the Software as unmodified by Customer.

17.2. Unisys is not responsible for any malfunction, nonperformance or degradation of performance of Products, supplies or maintenance support materials caused by or resulting directly or indirectly from any unapproved alteration or attachment unless Unisys has contractually committed to maintain the unapproved alteration or attachment that causes the malfunction, or Nasdaq returns the affected Products to their condition absent the unapproved alterations and attachments.

17.3. Unisys warranties will not apply to the extent that an unapproved alteration or attachment directly or indirectly results in any malfunction, nonperformance or degradation of performance of Unisys Products; in addition, Customer will be solely responsible for resulting infringement, personal injury or damage to property and Products that arises to the extent of the unapproved alteration or attachment.

17.4. For purposes of this Agreement, "unapproved attachment or alterations" means: the incorporation into, or connection by power and signal cables and non-application Software to, Unisys Products of non-Unisys-provided or non-Unisys approved components, boards and subassemblies into equipment; the incorporation into, or connection by power and signal cables and non-application Software to, Unisys Products of components, boards and subassemblies into equipment that are not generally accepted in the industry as Unisys-compatible; as well as non-Unisys supplied or un-notified Customer modifications to Software.

18.   ***** *


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


19.  Intellectual Property Indemnification

19.1. Unisys, at its own expense, will be liable to, defend, indemnify, and hold harmless Customer (including the Corporations and each of their employees, directors, and other agents) against claims that Products furnished under this Agreement infringe a third party's patent or copyright, or misappropriate trade secret protected under law, provided
Customer: (a) gives Unisys prompt written Notice of such claims, (b) permits Unisys to defend or settle the claims, and (c) provides reasonable assistance to Unisys in defending or settling the claims. The duty of assistance in litigation shall not require and is without waiver of the attorney-client, work product, or other legal privileges of the Corporations.

19.2. As to any Product which is subject to a claim of infringement or misappropriation, Unisys may elect to (a) obtain the right of continued use of such Product for Customer or (b) replace or modify such Product to avoid such claim. If neither alternative is available on commercially reasonable terms, then, in the case of equipment, at the request of Unisys, Customer will discontinue use and return such equipment and Unisys will grant to Customer a refund for the price paid to Unisys, less a reasonable offset for use and obsolescence; in the case of Software, the applicable license will be terminated and no further charges will accrue. Customer will receive a pro-rata credit for any unused months on any pre-paid ETP Software license.

19.3. Unisys will not defend or indemnify Customer to the extent any claim of infringement or misappropriation (a) is asserted by a parent, subsidiary or affiliate of Customer, (b) results from Customer's design (which has not been approved by Unisys in writing) or Customer's unapproved alteration or attachment of any Product, or (c) results from use of any Product in combination with any non-Unisys provided Product, except where the indemnified party is an aider, abetter or contributing infringer.

19.4. This Section states the entire liability of Unisys and Customer's sole and exclusive remedies for patent or copyright infringement and trade secret misappropriation.

20.   Termination and Cancellation

20.1. Unisys may suspend SURETY Support Services if any payment (other than one disputed for a bona fide reason, until such dispute is resolved) for such service under this Agreement is past due more than 60 days, until payment is received in full, at which time Unisys shall perform all missed SURETY Support Services.

20.2. Unisys may terminate SURETY Support Services for or change the levels of support available to an item of Software upon six months written Notice prior to the expiration of the then-current term for SURETY Support Services.

20.3. Nasdaq may terminate SURETY Support Services for any particular Product upon 30 days Notice. Unisys may terminate SURETY Support Services for any particular Product upon expiration of the applicable term by providing 180 days prior written notice. Failure to give such notice will result in a renewal or extension of the license or service in accordance with the provisions of this Agreement. Nasdaq may elect, without prejudice to any other rights or remedies, to terminate SURETY Support services upon 30 days notice if, in Nasdaq's opinion, Unisys is not providing an adequate level of service that leads to a loss of trust and confidence in Unisys services by Nasdaq. As soon as is practicable, authorized representatives of the parties shall meet and in good faith attempt to resolve the problems. However, if Nasdaq is not satisfied with the Unisys proposed resolution, then in the event of termination, Unisys shall promptly refund to Nasdaq on a pro rata basis any unused portion of prepaid service. The licenses for any Software automatically terminate upon Customer's permanent discontinuance of use of the SPU on which the Software was licensed, at which time Customer must either destroy or return the Software and Software documentation to Unisys (except archival copies reasonably made for backup/historical, security, or regulatory purposes). Upon termination or cancellation of SURETY Support Services, all diagnostics will be returned to Unisys.

20.4. Without prejudice to other remedies, Unisys may cancel this Agreement or any order placed under it, for default if, upon written notice, Customer fails to (i) make any payment identified as delinquent (including payment of charges for Services) within 60 days of receipt of Notice of delinquency or (ii) cure any default relating to Sections 0 or 0 within 30 days of receipt of Notice of default.

20.5. Unisys may suspend SURETY Support Services on 30 days prior written Notice if Unisys determines that any unapproved alterations or attachments, or failure to install a maintenance release that does not affect Customer's application programs will interfere with the provision of such services, until Customer has returned the affected hardware or software to an unaltered or current release condition.

20.6. The terms of this Agreement apply to those obligations that survive any cancellation, termination, or rescission, namely--Proprietary
Information and Non-Use of NASD Name sections of this Agreement, and any indemnification obligations or warranties.

20.7. Further, either party may terminate this Agreement immediately if the other party becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, files or has filed against it by a third party any petition under any Bankruptcy Act, or an application for a receiver of the other party is made by anyone and such petition or application is not resolved favorably to the other party within sixty (60) days. Customer has the rights of software lessee under the Bankruptcy Code.

21.   ***** *

22.      Notices



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


22.1. The term Notices means written communications under this Agreement, shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, return receipt requested, or any other delivery method that obtains a signed delivery receipt when addressed to the person(s) named below at the following addresses or to such other address as any party hereto shall hereafter specify by written Notice to the other party or parties hereto:


         (a)  if to Unisys:

                                 *****
              Unisys Corporation
              2 Enterprise Drive
              Shelton, CT 06484
              *****       *****
              Unisys Corporation
              8008 Westpark Drive
              McLean, VA 22021
              *****

              Unisys Corporation
              2 Oak Way
              Berkeley Heights, NJ 07922-2705
              Attn: Law Department

              Unisys Corporation
              Township Line and Union Meeting Roads
              Blue Bell PA 19424
              *****

         (b)  if to Customer:

              Name:      *****
              Title:     *****
              Address:   80 Merritt Blvd.
                         Trumbull, Connecticut
                         06611 *****
              Telephone #:******
and:



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


              Name:      *****
              Title:     *****
              Address:   80 Merritt Blvd.
                         Trumbull, Connecticut  06611
                         *****
              Telephone #:*****

         With, in the event of a dispute, required copies to:

              Name:      *****
              Title:     *****
              Address:   80 Merritt Blvd.
                         Trumbull, Connecticut  06611
              Telephone #:*****
and:

              The Nasdaq Stock Market, Inc.,
              1735 K Street, N.W.
              Washington, D.C.  20006
              Attn:  Office of General Counsel - Nasdaq Contracts Group

23. Arbitration

23.1 Any claim, dispute, or controversy (referred to collectively in this Section as "Dispute") or other matter arising out of or relating to this Agreement shall exclusively be subject to final, binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") provided, however, that submission of any Dispute shall not (absent agreement between the parties) be to the AAA. Any such arbitration will be conducted in New York City. Each party is to specify one arbitrator within thirty days of receipt by the respondent party of the written arbitration demand which is to be sent by certified mail, return receipt requested. After these two arbitrators are named, the arbitrators will select a third arbitrator within twenty days. This third arbitrator is to have experience and knowledge of electronic computers, the computer business, or the securities business. If the arbitrators fail to appoint a third arbitrator within this time frame, the parties shall request the AAA (provided such does not require submission of the remainder of the suit to the AAA) to provide a list of potential arbitrators, and the parties will select the third arbitrator from that list that is not objectionable to either party, pursuant to the rules of the AAA. If the parties fail to agree to a third arbitrator from the list, then the AAA will appoint the third arbitrator, who is to have experience and knowledge of electronic computers, the computer business, or the securities business. A party may enforce the arbitration duties and subsequent awards in court.

23.2 Except as provided in Sections Error! Reference source not found. and Error! Reference source not found., the arbitrators will have no authority to award punitive damages, nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that directly conflicts with the terms and conditions of this Agreement.

23.3 Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Arbitration will not be required for actions for recovery of specific property, such as actions for replevin.

23.4 Prior to initiation of arbitration or any other form of legal or equitable proceeding, the aggrieved party will give the other party written Notice in accordance with Section 22, describing the Dispute as to which it intends to initiate action. The parties shall attempt to meet within 20 days of such Notice to attempt to resolve the Dispute. If the parties are unable to resolve the Dispute within the 20 days period, arbitration may be initiated.

24.  Other Provisions

24.1. All risk of loss or damage to Products procured by Customer hereunder will pass to Customer upon delivery on the Customer's computer floor, and, if applicable, after inspection of the uncrated Product by Customer at that time.

24.2. Neither party will be liable for monetary damages or specific performance for failure to fulfill its obligations when due to causes beyond its reasonable control and without the fault or negligence of such party. Such causes may include, but are not limited to: labor disputes, strikes, fires, acts of God, floods, earthquakes, war, acts of the public enemy, riots, acts of military authorities, embargoes, inability to secure raw materials, or transportation facilities, or unavailability of communications facilities. However, the aggrieved party may exercise its other rights under this Agreement.

24.3. Any failure or delay by either party in exercising any right or remedy will not constitute a waiver.

24.4. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

24.5. This Agreement (that includes the Consolidated Agreement, its Schedules, and the Specifications that are incorporated herein by reference) constitutes the entire agreement between the parties with respect to the Products and services provided hereunder and supersedes all prior proposals and agreements, both written and oral, and all other written and oral communications between the parties. The terms and conditions of this Agreement will supersede all other terms and conditions, including any preprinted terms on any purchase orders.

24.6. Unisys may assign its right to receive payments without Customer's prior written consent. Any such assignment, however, will not change the obligations of Unisys to Customer. Customer may share the use of any Products or this Agreement (including discount arrangements), or assign or transfer its rights or obligations under this Agreement, in whole or in part, to the National Association of Securities Dealers, Inc., Nasdaq, Ltd., or any parent, subsidiary, or sister entity of the above now or hereafter created without Unisys consent, provided, that Customer remains responsible to Unisys for the obligations of such other entity or entities. Customer may also elect to assign Customer's right to purchase and lease back items ordered hereunder to a third party with prior consent of Unisys which shall not be unreasonably withheld or delayed, provided that the lessor meets Unisys usual and customary credit standards, at anytime prior to acceptance of the order, and subject to any reasonably agreeable assignment of purchase rights consistent with the terms of this Agreement. Otherwise neither party may assign or transfer its rights or obligations or this Agreement (including by operation of law). Unisys may subcontract any services described in this Agreement to third parties selected by Unisys, provided, Unisys remains liable for the quality of work and performance of any Unisys subcontractor to the same extent as if such were performed by Unisys itself.

24.7. Nothing in the Agreement, express or implied, is intended to or shall
(a) confer on any person other than the parties hereto (and any of the Corporations), or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement; (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.

24.8. The terms and conditions of this Agreement may be modified only in writing signed by a Unisys Vice President, General Manager or Contracts Manager and a duly authorized officer of Customer.

24.9. No arbitration proceeding or legal action, regardless of its form, related to or arising out of this Agreement, may be brought by either party more than two years after the cause of action first accrued.

24.10. Each paragraph and provision of this Agreement is severable, and if one or more paragraphs or provisions are declared invalid, the remaining provisions of this Agreement will remain in full force and effect.

25. Permits and Licenses. Unisys warrants and represents that it now has and will maintain throughout the term of this Agreement, all necessary permits and licenses (and associated insurance or bonds) to perform any work required under this Agreement. To the extent any additional special permits are required (e.g. building or electrical permits), Nasdaq will procure such permits at its own cost, unless otherwise agreed between the parties.

26. Standards. Unisys warrants that it shall perform all work in a good and workmanlike manner, in accordance with manufacturer and industry standards and specifications, and that its work will not cause any Product or any of the Corporations to violate any State or Federal law, including but not limited to radiation, emission, toxic substance, and OSHA. Unisys will comply with all applicable laws including, but not limited to, employee taxes, sales/use taxes, American with Disabilities Act, environmental and toxic waste disposal, and equal employment laws. After completion of work, Unisys shall insure that the exterior of any equipment and the surrounding areas are clean and that all discarded parts, supplies and other waste are placed in Customer's appropriate disposal facilities (e.g., wastebaskets, dumpsters), provided such does not cause the Corporations to violate any applicable law or regulation.

27. Nasdaq or Third Party Repair. If Unisys is unable or unwilling to perform maintenance, repair, or modification work, then notwithstanding any term in the Agreement, Nasdaq may perform or authorize a third party to perform maintenance, repair, or modification work. In the event Customer undertakes such repairs, then Customer shall provide written Notice within 48 hours to Unisys, identifying the equipment on which the emergency repairs have been performed and any Unisys spare parts used by Customer. Unisys reserves the right to impose additional charges if such repairs or modifications undertaken by Customer can be satisfactorily demonstrated by Unisys to require corrective work or to have caused material harm, necessitating Unisys to perform a comprehensive examination of the equipment in order to certify it as eligible for continued enrollment under Unisys maintenance. In the event that the equipment is irrevocably damaged, Unisys shall have the right to void the warranty to maintain the equipment in "good working order" and Customer may elect to continue maintenance services by Unisys on a "reasonable efforts" basis or terminate maintenance as to the equipment.

28. Insurance. Unisys will maintain throughout the life of this Agreement, adequate liability insurance.

29. Subcontractor Liens. Unisys will promptly pay all subcontractors, holding in trust any monies paid by Nasdaq for work done by sub-contractors. Unisys will promptly pay any amount subject to a subcontractor lien or otherwise cause the removal of such lien before foreclosure. Unisys will also ensure, to then extent permitted by law, through agreements with its subcontractors that in the event of non-payment by Unisys to the subcontractor after payment for that subcontractor's work to Unisys by Nasdaq, the subcontractor will waive the right to assert mechanic's liens against Nasdaq property.

30.  ***** *

31. Permits and Emissions Requirements. Unisys warrants and represents that its Equipment will meet the requirements of, and shall assist Nasdaq in obtaining, all approvals, permits, and licenses and passing all inspections, required for the Equipment under State and Federal law, including, but not limited to: electrical, radiation, emission, environmental, and toxic substances laws.



---------


* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


32. Defect Notification. To date, Unisys has no knowledge of any hostile code occurring in its 2200 Series software. In the event it is established that hostile code has infected Unisys 2200 Series software, Unisys will inform Customer of the presence of such hostile code and will use reasonable efforts to locate and neutralize the effect of such hostile code.

33. Non-use Of Customer Proprietary Name and Marks. Unisys shall not use the names National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc., Nasdaq, Inc., NASD Market Services, Inc., or "NASD," "The Nasdaq Stock Market", "Nasdaq," or "MSI" or any other of the Corporations' names in any advertising or promotional media without the prior written consent of Nasdaq. Unisys shall not use any trademark, service mark, copyright, or patent of the Corporations, registered or unregistered, without written consent of Nasdaq.

34. Security Regulations. Unisys personnel will be instructed to comply with security regulations pertinent to each Corporation location and any oral security instructions or demands of Corporation personnel. Unisys personnel, when deemed appropriate by a Corporation in its sole discretion, will be issued a visitor identification card by Corporation. Such cards will be surrendered by Unisys personnel upon demand by a Corporation and without further demand upon expiration or termination of this Agreement.

35. Confidentiality. Unisys acknowledges that it may be given access to areas in which it may observe or acquire private, secret, or material non-public information of any of the Corporations (including but not limited to information relating to: investigatory matters, personnel matters, regulatory matters, matters involving broker/dealers, issues, or issuers) in performing its obligations under this Agreement. Unisys shall use such information only in fulfillment of its obligations under this Agreement; shall hold such information in confidence; and shall not use, disclose, copy, or publish any such information without the prior written approval of Nasdaq. The duties in this Section do not apply to information:
(1) lawfully within Unisys possession prior to this Agreement; (2) that is voluntarily disclosed by a third-party so long as that party does not breach any obligation not to reveal such information; (3) is voluntarily disclosed to the public by any of the Corporations; or (4) is generally known to the public.

36. Conflicts. Unisys represents and warrants to Nasdaq that it is now under no contract or obligation, nor will it enter into a contract or assume an obligation during the term of this Agreement that would materially interfere with Unisys duties and responsibilities under this Agreement.

37. Escalation Procedures. In instances which result in the inability of Customer's system to accomplish productive work processing, Unisys has a Management Escalation Procedure. Unisys agrees to comply with the Unisys policy respecting Management Escalation which provides as follows:

         (a) A Customer Service Engineer initiates Management Escalation one hour after a Unisys Customer Service Engineer on-site or initial remote diagnostics are unable to correct a problem.

         (b)      Management Escalation complies with an established Timetable.


         Notification        Management to
         Responsibility             be Notified             Time
         --------------             -----------             ----

         ***** *

         Unisys agrees that appropriate resources, within the scope of authority of the Unisys employees put on notice in accordance with the above Escalation Timetable, will be devoted to correcting Customer's equipment malfunction.



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


38. Agreement is Proprietary Information. This Agreement shall be treated as Confidential or Proprietary Information under this Agreement.

39. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


                   =============================================================
                   FOR PUBLICLY TRADED COMPANIES. Nasdaq and its affiliates (Corporations) have an internal policy of monitoring or restricting trading by certain of its employees in publicly traded stocks where the granting, renewal, or termination of the agreement is considered by the publicly traded
                   company to be a "significant" event (one that could affect the price of your company's stock or require a public announcement). While the Corporations offer no representation or warranty about the enforcement of its policy or the securities activities of anyone associated with the Corporations, if your company believes its
                   contracts with the Corporations may be "significant",
                   please initial here _________.
                   =============================================================


Unisys, (Unisys)


By:
    -------------------------------------------

Name:
    -------------------------------------------
-
Title:
    -------------------------------------------
         AUTHORIZED OFFICER

Date:
    -------------------------------------------

Executed this ______ day of _____________,
19____, for and on behalf of:

The Nasdaq Stock Market, Inc. (Nasdaq),

By:
    -------------------------------------------

Name:
    -------------------------------------------


Title:
    -------------------------------------------



Schedule A - Equipment Sale

***** *


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.





Schedule B - Definitions and Service Descriptions

 ***** *



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.





Schedule C - Software Licenses

***** *




---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.






Schedule D - Professional Services

***** *



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Attachment 1

                         Nasdaq Acceptance Criteria
                         --------------------------

***** *



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Attachment 2

                     ATTACHMENT II EXPANSION EQUIPMENT


                                                    LIST           NET
ITEM       STYLE NO.      DESCRIPTION               PRICE          PRICE

    1      UPK9222322     IP Upgrade                ***** *
    2      UPK9222333     PCC/PCU/ICC Upgrade       *****

    3      UPK9422633     PCC/IP Upgrade            *****
    4      UPK9633844     PCC/IPE/ICC Upgrade       *****
    5      UPK9844848     ICC Upgrade               *****
    6      229000-M64     Memory Expansion          *****



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.



                                                               Attachment 3
                              Additional Terms

***** *



---------

* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.